EXHIBIT 99.2

Pharmacy Creations, LLC

Unaudited Financial Statements

For the Three Months Ended March 31, 2014 and 2013

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PHARMACY CREATIONS, LLC

BALANCE SHEETS

	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$4,982	$40,425
Accounts receivable, net	58,420	88,406
Prepaid expenses and other current assets	30,256	21,344
Inventory	213,190	161,725
Total current assets	306,848	311,900
Furniture and equipment, net	44,510	49,188
TOTAL ASSETS	$351,358	$361,088
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$120,049	$116,130
Accrued payroll and related liabilities	35,476	63,661
Customer deposits	12,316	21,610
Due to Imprimis Pharmaceuticals, Inc.	41,356	-
Current portion of capital lease obligation	6,360	6,293
Total current liabilities	215,557	207,694

Capital lease obligation, net of current portion	11,800	13,416
TOTAL LIABILITIES	227,357	221,110
Commitments and contingencies
MEMBERS’ EQUITY
Members’ equity	124,001	139,978
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$351,358	$361,088

The accompanying notes are an integral part of these unaudited financial statements

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PHARMACY CREATIONS, LLC

STATEMENTS OF INCOME

(Unaudited)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2014	March 31, 2013
Pharmacy sales, net	$622,435	$708,751
Cost of sales	(412,508)	(451,010)
Gross profit	209,927	257,741
Operating expenses:
Selling, general and administrative	119,282	94,678
Total operating expenses	119,282	94,678
Operating income	90,645	163,063
Other expense:
Interest expense	(1,841)	(185)
Total other expense	(1,841)	(185)
Net income	$88,804	$162,878

The accompanying notes are an integral part of these unaudited financial statements

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PHARMACY CREATIONS, LLC

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2014	March 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$88,804	$162,878
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,678	5,321
Changes in assets and liabilities:
Accounts receivable	29,986	16,528
Prepaid expenses and other current assets	(8,912)	8,974
Inventory	(51,465)	(7,517)
Accounts payable and accrued expenses	3,919	17,450
Accrued payroll and related liabilities	(28,185)	(4,561)
Customer deposits	(9,294)	(3,145)
NET CASH PROVIDED BY OPERATING ACTIVITIES	29,531	195,928
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to members	(104,781)	(223,393)
Proceeds from advance from Imprimis Pharmaceuticals, Inc.	41,356	-
Payments on capital lease obligation	(1,549)	(1,484)
Payments on debt	-	(8,400)
NET CASH USED IN FINANCING ACTIVITIES	(64,974)	(233,277)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(35,443)	(37,349)
CASH AND CASH EQUIVALENTS, beginning of period	40,425	117,675
CASH AND CASH EQUIVALENTS, end of period	$4,982	$80,326
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$212	$368
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements

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PHARMACY CREATIONS, LLC

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

For the Three Months Ended March 31, 2014 and 2013

NOTE 1. OVERVIEW, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company and Background

Pharmacy Creations, LLC (“PC” or the “Company”) is a New Jersey limited liability company organized on August 24, 2000. The Company is a provider of customized sterile and non-sterile compounded pharmaceuticals located in Randolph, NJ. The Company also offers patient and prescriber consultations in pain management, nutritional wellness and women’s health.

Basis of Presentation

The Company’s financial statements have been prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and

The Company has prepared the accompanying unaudited condensed financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014. For further information, refer to the Company’s audited financial statements and footnotes thereto included in this Current Report on Form 8-K/A for the years ended December 31, 2013 and 2012. The unaudited condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business.

Limited Liability Company Operating Agreement

As a limited liability company, each member’s liability is limited to the capital invested. Allocation of profits, losses and distributions is in accordance with the terms as defined in the operating agreement. The Company is treated as a partnership for federal and New Jersey state income tax purposes. Consequently, federal and state income taxes are not payable by the Company. The Company’s net income or loss is allocated among the members in accordance with the operating agreement of the Company and members are taxed individually on their share of the Company’s earnings.

Revenue Recognition and Deferred Revenue

The Company recognizes revenues when all of the following criteria have been met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.

Determination of criteria (3) and (4) will be based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or for which services have not been rendered or are subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or services have been rendered or no refund will be required.

Cost of Sales

Cost of sales includes direct and indirect costs to manufacture formulations and product sold, including packaging, storage, royalties (see Note 5), shipping and handling costs and the write-off of obsolete inventory.

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Concentrations of Credit Risk

The Company places its cash with financial institutions deemed by management to be of high credit quality. The Federal Deposit Insurance Corporation (“FDIC”) provides basic deposit coverage with limits to $250,000 per owner. At March 31, 2014 and December 31, 2013, the Company had no cash deposits in excess of FDIC limits.

Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

Accounts Receivable

The balance in accounts receivable consists of revenue amounts the Company has invoiced and recognized, but for which payment has not been received. Accounts receivable are presented net of an allowance for doubtful accounts in the amount of $3,957 as of March 31, 2014 and December 31, 2013.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined on a first-in, first-out (“FIFO”) basis. The Company evaluates the carrying value of inventories on a regular basis, based on the price expected to be obtained for products in their respective markets compared with historical cost. Write-downs of inventories are considered to be permanent reductions in the cost basis of inventories. Inventory consisted of $8,623 and $12,248 of finished goods, and $204,568 and $149,477 of raw materials at March 31, 2014 and December 31, 2013.

The Company also regularly evaluates its inventories for excess quantities and obsolescence (expiration), taking into account such factors as historical and anticipated future sales or use in production compared to quantities on hand and the remaining shelf life of products and active pharmaceutical ingredients on hand. The Company establishes reserves for excess and obsolete inventories as required based on its analyses.

Furniture and Equipment

Furniture and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is calculated using the straight-line method over the estimated useful life of the asset. Leasehold improvements are amortized over the estimated useful life or remaining lease term, whichever is shorter. Computer software and hardware, and furniture and equipment are depreciated over three to five years.

Depreciation and amortization expense for the three months ended March 31, 2014 and 2013 were $4,678 and $5,321, respectively.

Fair Value Measurements

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The established fair value hierarchy prioritizes the use of inputs used in valuation methodologies into the following three levels:

●	Level 1: Applies to assets or liabilities for which there are quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

●	Level 2: Applies to assets or liabilities for which there are significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

●	Level 3: Applies to assets or liabilities for which there are significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, Level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

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At March 31, 2014 and December 31, 2013, the Company did not have any financial assets or liabilities which are measured at fair value on a recurring basis. The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, accrued payroll and related liabilities, customer deposits, capital lease, and debt. The carrying amount of these financial instruments, approximates fair value due to the short-term maturities of these instruments. Based on borrowing rates currently available to the Company, the carrying value of the capital lease and debt approximates fair value.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates made by management include, among other things, provisions for uncollectible accounts receivable, realizability of inventory, and recoverability of long-lived assets.

NOTE 2. DEBT

Line of Credit

The Company entered into a working capital line of credit agreement with a financial institution on March 21, 2008 and subsequently renewed the agreement on September 6, 2013. The line of credit has a maturity date of September 1, 2016. The line of credit agreement allows the Company to borrow proceeds of up to $75,000 and is secured by a first security interest on all business assets. The Company is required to pay regular monthly payments of all accrued unpaid interest due monthly, with interest on the line of credit calculated as the greater of one of the following: (a) the Prime Rate (as defined and published in the Wall Street Journal) plus 1.00% per annum, or (b) 4.25% per annum. The line of credit agreement is personally guaranteed by the members of PC. The Company did not borrow any funds under the line of credit agreement during the three months ended March 31, 2014.

Term Loan

The Company entered into a term loan with a financial institution on April 13, 2009 in the amount of $168,000. The term loan had a maturity date of May 1, 2014 and the Company was required to pay regular monthly principal and interest payments with the interest on the term loan calculated as the greater of one of the following: (a) the Prime Rate (as defined and published in the Wall Street Journal) plus 1.50% per annum, or (b) 4.25% per annum. The term loan was secured by a first security interest on all business assets and the term loan was personally guaranteed by the members of PC. During the three months ended March 31, 2014 and 2013, the Company recorded interest expense of $0 and $128, respectively. There was no outstanding term loan balance as of March 31, 2014.

NOTE 3. MEMBERS’ EQUITY

Pursuant to the Company’s Limited Liability Company Operating Agreement (the “LLC Agreement”), the members agreed to establish a working capital fund for the Company of $100,000, to which each member contributed $50,000. Distributable cash and allocation of profits and losses are allocated to the members as defined in the LLC Agreement. Distributions to members during the three months ended March 31, 2014 and 2013 totaling $104,781 and $223,393, respectively, consisted of payments for members’ share of income taxes, draws on salaries and personal expenses paid for by the Company on behalf of the members.

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NOTE 4. COMMITMENTS AND CONTINGENCIES

Capital Lease

The Company leases equipment under a capital lease with an interest rate of 4.25% per annum. At March 31, 2014, future payments under this capital lease are as follows:

Remaining due during the year ending December 31, 2014	$5,257
2015	7,009
2016	7,009
Total minimum lease payments	19,275
Less amount representing interest	(1,115)
Present value of future minimum lease payments	18,160
Less current portion	(6,360)
Capital lease obligation, net of current portion	$11,800

Commitments

In August 2009, the Company amended its lease agreement for 3,874 square feet of office space, extending the term from January 1, 2010 to December 31, 2015, effective January 1, 2010. Monthly rent under the extended lease began on January 1, 2010 in the amount of $3,594.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain transactions. The Company has agreed to indemnify the members and managers to the maximum extent permitted under the laws of the State of New Jersey. The Company indemnifies its lessor in connection with its facility lease for certain claims arising from the use of the facility. The indemnifications do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnifications in the accompanying balance sheets.

Legal

In the ordinary course of business, the Company may face various claims brought by third parties (including customers and state pharmacy boards) and the Company may, from time to time, make claims or take legal actions to assert the Company’s rights, including intellectual property rights, contractual disputes and other commercial disputes. Any of these claims could subject the Company to litigation. Management believes the outcomes of any currently pending claims will not likely have a material effect on the Company’s financial position and results of operations.

NOTE 5. RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2014 and 2013, the Company made payments to Novel Drug Solutions, LLC (“NDS”), a related party. NDS is 50% owned by the former members of the Company (see Note 7), and 50% owned by two full-time employees of the Company. NDS owns certain intellectual property related to, among other things, certain formulations sold by the Company, and NDS is paid a royalty amount related to the formulation sales that utilize the NDS-owned intellectual property. During the three months ended March 31, 2014 and 2013, the Company paid NDS $7,100 and $9,320, respectively, and is included in cost of sales. No amounts were due and outstanding to NDS at March 31, 2014 and December 31, 2013.

During each of the three months ended March 31, 2014 and 2013, the Company made payments to members totaling $6,000 for the reimbursement of home office expenses which is included in selling, general and administrative expenses in the accompanying statements of income.

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During the three months ended March 31, 2014 and 2013, the Company made payments to a sibling of one of the members totaling $1,608 and $5,815, respectively, for additional compensation and is included in selling, general and administrative expenses in the accompanying statements of income.

During the three months ended March 31, 2014, the Company received cash advances totaling $41,356 from Imprimis Pharmaceuticals, Inc. (“Imprimis”), a related party (see Note 7) to cover certain working capital needs. The Company owed to Imprimis $41,356 as of March 31, 2014.

NOTE 6. SEGMENT INFORMATION

The Company operates the business on the basis of a single reportable segment, which is the business of providing sterile and non-sterile pharmaceutical compounding services. The Company’s chief operating decision-maker is the Pharmacist-in-Charge, who evaluates the Company as a single operating segment.

The Company categorizes revenues by geographic area based on selling location. All operations are currently located in the United States; therefore, total revenues for the three months ended March 31, 2014 and 2013 are attributed to the United States. All long-lived assets at March 31, 2014 and December 31, 2013 are located in the United States.

The Company sells its compounded formulations to a large number of customers. Less than 10% of the Company’s total` pharmacy sales were derived from a single customer for the three months ended March 31, 2014 and 2013.

The Company receives its active pharmaceutical ingredients from three main suppliers. These suppliers accounted for 60%, and 69% of drug and chemical purchases during the three months ended March 31, 2014 and 2013, respectively.

NOTE 7. SUBSEQUENT EVENTS

The Company has performed an evaluation of events occurring subsequent to March 31, 2014 through June 13, 2014, the date of the issuance of these financial statements. Based on its evaluation, nothing other than the events described below need to be disclosed.

On April 1, 2014, the Imprimis acquired all of the outstanding membership interests of the Company from J. Scott Karolchyk and Bernard Covalesky (the “Sellers”, and such transaction, the “PC Acquisition”).

●	At the closing of the PC Acquisition, Imprimis paid to the Sellers an aggregate cash purchase price of $600,000. In addition, the Sellers are entitled to receive additional contingent consideration upon the satisfaction of certain conditions:

●	A contingent cash payment of $50,000, payable if the Company earns revenue of over $3,500,000 for the 12 month period ending March 31, 2015.

●	A contingent stock payment of up to an aggregate of 215,190 shares of Imprimis common stock, issuable only if the following revenue milestones are met:

●	if the Company earns revenue of over $7,500,000 during the 12 month period ending March 31, 2016, all 215,190 shares;

●	if the Company earns revenue of between $3,500,000 and $7,500,000 during the 12 month period ending March 31, 2016, an aggregate of that number of shares of Imprimis common stock equal to the amount that such revenue exceeds $3,500,000 divided by 18.5882, rounded down to the lower whole number (not to exceed 215,190 shares).

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